Exhibit 99.1
PRESS RELEASE
INX Announces Acquisition of Datatran Network Systems
HOUSTON—(BUSINESS WIRE)—February 6, 2005—INX Inc. (AMEX:ISR; the “Company” or “INX”) today announced that it has acquired the assets and operations of Southern California-based Datatran Network Systems (“DNS”). DNS is a specialized provider of network solutions serving the southern California market, currently generating annual revenues of approximately $10 million. DNS designs, implements and supports solutions based on Cisco Systems technologies with a primary focus on IP Telephony.
Commenting on the acquisition, James H. Long, INX’s Chairman and CEO stated, “This acquisition establishes an INX a presence and foothold in the significant and growing Southern California market, and is another important step in achieving our goal of becoming a leading national provider of IP Communications solutions. We welcome our new teammates in Southern California, and look forward to an exciting future as we work together towards becoming the leading provider of IP Communications solutions in that region.”
Mark Hilz, President and COO of INX, commented, “DNS is a recognized go-to IP communications solutions provider in Southern California with a reputation for excellence in service delivery. With the additional resources INX can provide, and the talent the DNS team brings, we are very excited by our growth opportunity.”
Joe Estanol, Vice President of Sales for DNS, will be joining INX as manager of INX’s new Los Angeles branch office. Regarding the transaction and joining the INX organization, Mr. Estanol commented, “We are very excited about joining the INX team. Becoming part of INX will provide my organization with increased resources to allow us to accelerate growth in our region. We will have increased financial resources that will allow us to service larger customers’ needs, and INX’s NetSurant managed services offering will allow us to provide a critically important, premier long-term support solution for our customers.”
The Company expects to make near-term investments in the acquired organization to support growth and does not expect the acquisition to be immediately accretive to earnings per share, but does expected the transaction to be accretive to earnings per share by approximately six months from the date of the acquisition.
ABOUT INX
INX Inc. (AMEX:ISR) is a publicly traded network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. INX offers a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. We design, implement, and support the IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:
The statements contained in this document that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors and other matters described from time to time in the Company’s Form 10-K filings, 10-Q filings and other periodic filings with the Securities and Exchange Commission, including without limitation:
•	The ability of the Company to integrate the operations of the acquired organization.

•	Whether we obtain anticipated contracts and other business, and the timing of obtaining same.

•	Risks associated with entry into new markets.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for the year 2004.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
CONTACT:
INX Inc.
Brian Fontana, CFO, 713-795-2000
  or
PR Financial Marketing LLC,
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com